EXHIBIT 10.1

AGREEMENT

This Agreement is made and entered into this 27th day of June, 2000 by and between Joe D. Thomas, Mickeleen E. Thomas, Robert M. Karz and Linda P. Karz (hereafter "Sellers") and Shoreside Investments, Inc. (hereafter "Buyer") at Salt Lake City, Utah.

WHEREAS, Sellers are the owners of an equity interest in real property located at Park City, Summit County, Utah known as Unit 4, contained within "Gambler," a Utah Condomimium Project; and

WHEREAS, Sellers desire to convey the aforesaid real property to Buyer in exchange for restricted common shares of Buyer; and

WHEREAS, in order to accomplish the aforesaid purpose and define the terms of the agreement between them, the parties desire to enter into this written agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements which are hereinafter set forth, the parties hereto mutually agree as follows:

1. Sellers hereby jointly and severally sell, assign and convey to Buyer all their right, title and interest in Unit 4, contained within "Gambler," a Utah Condominium Project located in Park City, Summit County, Utah.

2. In order to render the aforesaid conveyance in recordable form, Sellers agree to execute and deliver to Buyer that form of Quit Claim Deed which is attached hereto and by this reference made a part hereof as if set forth at length.

3. As consideration for the aforesaid conveyance, Buyer hereby agrees to issue and deliver to Sellers certificates representing restricted common shares of Buyer registered as follows:

Registered Owner No. Shares

Joe Thomas 100,000 shares

Rob Karz 100,000 shares

4. The aforesaid shares will not, when issued, have been registered under the Securities Act of 1933 but will be issued in reliance on the exemption from registration provided by Section 4(2) of the Act for transactions by an issuer not involving any public offering. In connection Buyer's reliance on this exemption, Sellers hereby warrant and represent as follows:

a. They are sophisticated investors who have full knowledge that Shoreside is a start-up business with no operating history. They have been apprized that the Company has no significant cash or other assets, and understand the Company's proposed business plan of developing and managing real estate ventures.

b. The Sellers have been advised that the Company has totally inactive, has minimal net worth, and has had no active business operations, and no income from any such operations. They understand that they are investing the only assets in Shoreside which have any capability of providing a capital basis for any active business operations.

c. As a result of the foregoing, Sellers acknowledge that they are not in need of the protection which would be afforded by registration under the Securities Act of 1933.

d. The Sellers acknowledge that the shares, when issued, will be "restricted securities" as that phrase is defined by paragraph (a) of SEC Rule 144 under the Act, and that in order for the to resell all or any part of the shares, they will be required to abide by the conditions set forth in that Rule.

e. The Sellers acknowledge that they are purchasing the shares for their own accounts, for investment, not with a view to distribution.

f. Each of the sellers hereby consent to the imposition of a legend on the face of the certificates representing his or her shares to the effect that the same may not be resold without registration or the availability of an exemption from registration, and further consent to the placement of stop-transfer orders against the shares until the Company is satisfied that they are either subject to a registration statement under the Act or may be sold pursuant to some applicable exemption from registration.

5. This agreement is made and entered into within the State of Utah and is to be construed pursuant to the laws thereof. In case of breach, any breaching party shall be liable to the other for all remedies available at law or in equity, including reasonable attorneys' fees.

SELLERS

_________________________

Joe D. Thomas

_________________________

Mickeleen E. Thomas

_________________________

Robert M. Karz

WHEN RECORDED RETURN TO:

Joe Thomas

2046 East Murray Holladay Rd, 202

SLC, Utah 84117

QUIT-CLAIM DEED

JOE C. THOMAS, MICKELEEN E. THOMAS, ROBERT M. KARZ AND LINDA P. KARZ

Grantor(s) of Park City, county of Summit, State of UT, hereby QUIT-CLAIM to:

SHORESIDE INVESTMENTS, INC. 00568155 Bk 01323 Pg 01365-01365

of State of UT, grantee(s) ALAN SPRIGGS, SUMMIT CO RECORDER

2000 JUN 27 16:20 PM FEE $14.00 BY

for the sum of TEN DOLL ARS, and other good REQUEST: EQUITY TITLE and valuable consideration the following described tract of land in Summit County, State of UT:

SEE EXHIBIT "A" ATTACHED HERETO, AND BY THIS REFERENCE MADE A PART HEREOF.

WITNESS, the hands of said grantors, this day of 2000, A.D.

_______________________________ ____________________________

JOE D. THOMAS ROBERT M. KARZ

_______________________________ ____________________________

MICKELEEN E. THOMAS LINDA P. KARZ

STATE OF UT )

:ss

COUNTY OF Summit )

The foregoing instrument was acknowledged before me this 27th day of June, 2000, by Joe D. Thomas, Mickeleen E. Thomas, Robert M. Karz and Linda P. Karz

Catherine Dalyai

NOTARY PUBLIC

Residing in: Sandy, UT

My Commission Expires: 5/26/04 [NOTARY SEAL]

Escrow No.: 998182-CMD

EXHIBIT 'A'

UNIT NO. 4, CONTAINED WITHIN THE GAMBLER, A UTAH CONDOMINIUM PROJECT, AS THE SAME IS IDENTIFIED IN THE RECORD OF SURVEY MAP RECORDED IN SUMMIT COUNTY, UTAH, AS ENTRY NO. 204478, (AS SAID MAP MAY BE HERETOFORE BEEN AMENDED OR SUPPLEMENTED) AND IN THE DECLARATION OF CONDOMINIUM, RECORDED IN SUMMIT COUNTY, UTAH AS ENTRY NO. 204479, IN BOOK 257 AT PAGE 165 (AS SAID DECLARATION MAY HAVE HERETOFORE BEEN AMENDED OR SUPPLEMENTED), OF THE OFFICIAL RECORDS.

TOGETHER WITH: (A) THE UNDIVIDED INTEREST IN SAID CONDOMINIUM PROJECT'S COMMON AREAS AND FACILITIES WHICH IS APPURTENANT TO SAID UNIT; (B) THE EXCLUSIVE RIGHT TO SUE AND ENJOY EACH OF THE LIMITED COMMON AREAS WHICH IS APPURTENANT TO SAID UNIT; AND (C) THE NON-EXCLUSIVE RIGHT TO USE AND ENJOY THE COMMON AREAS AND FACILITIES INCLUDED IN SAID CONDOMINIUM PROJECT (AS SAID PROJECT MAY HEREAFTER BE EXPANDED) IN ACCORDANCE WITH THE AFORESAID DECLARATION AND SURVEY MAP (AS SAID DECLARATION AND MAP MAY HEREAFTER BE AMENDED OR SUPPLEMENTED) AND THE UTAH CONDOMINIUM ACT.

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